Exhibit 99.2

November 2017 Acquisition of Screen Media Ventures, LLC

Forward - Looking Statements 2 This presentation (the “Presentation”) relates to Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment” or the “ Com pany”), which recently completed its initial public offering pursuant to a qualified offering statement (“Offering Statement”) filed under Regulation A as promulgated under the Securitie s A ct of 1933, as amended (the “Act”). The offering circular (“Offering Circular”) comprising in part the Offering Statement is available at https://www.sec.gov/Archives/edgar/data/1679063/000114420417041252/v471417_partiiandiii.htm . The purpose of this Presentation is to provide an overview of the Company’s recent acquisition of Screen Media Ventures, LLC (“Screen Media”) as described in the Company’s Current Report on Form 8 - K, as filed with the Securities and Exchange Commission on November 6 , 2017 (the " 8 - K”), and assist persons in their review of the business and plans of the Company, including the impact of the acquisition of Screen Media . In addition to the information presented herein, you are advised to read the Offering Circular, which contains additional information, including information regarding the risks faced by the Company in its operations and the risks involved in an investment in the Company, and the 8 - K, which contains further information about the acquisition of Screen Media . The entire contents of this Presentation is qualified by the Offering Circular and the 8 - K . This Presentation includes “forward - looking statements” and projections Actual financial and operational results may differ from the Company’s expectations, estimates and projections and consequently, you should not rely on these forward looking statements or projections as predictions of future events . Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward - looking statements . These forward - looking statements and projections include, without limitation, estimates and projections of future performance, which are based on numerous assumptions about sales, margins, competitive factors, industry performance and other factors which cannot be predicted . Therefore, the actual results of operations are likely to vary from the projections and the variations may be material and adverse . The projections should not be regarded as a representation or prediction that CSS Entertainment will achieve or is likely to achieve any particular results . CSS Entertainment does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward - looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based . The Company uses a non - GAAP financial measure to evaluate its results of operations and as a supplemental indicator of our operating performance . The non - GAAP financial measure that the Company uses is Adjusted EBITDA . Adjusted EBITDA is considered a non - GAAP financial measure as defined by Regulation G promulgated by the Act, as amended . Due to the significance of non - cash and non - recurring expenses recognized in the years ended December 31 , 2016 and 2015 , and the likelihood of material non - cash and non - recurring expenses to occur in future periods, the Company believes that this non - GAAP financial measure will enhance the understanding of its historical and current financial results . In addition, Screen Media has used a non - GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance . The non - GAAP financial measure that Screen Media has used is EBITDA . Please see the 8 - K for further information on the Company’s and Screen Media’s use of these non - GAAP measures . All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and CSS Entertainment’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks or trade names . The securities of CSS Entertainment are highly speculative . Investing in shares of CSS Entertainment involves significant risks, including those described in the Offering Circular .

Screen Media Overview

- ✓ Operates Popcornflix®, one of the largest direct-to-consumer advertiser-supported online video platform
- ✓ Distributes television series and films worldwide

Content

- ✓ Distribution rights to more than 1,200 TV series and feature films – one of the largest independently owned content libraries in the world
- ✓ Popcornflix has rights to exhibit over 3,000 films and 60 television series representing ~1,500 episodes

Popcornflix

- ✓ Over 24 million app downloads in over 56 countries
- ✓ 15 million active users annually
- ✓ 180+ million ad requests with 85% sell-out rate per annum
- ✓ Platforms include Apple iOS, Android, Roku, Amazon, Google and more

Chicken Soup for the Soul

3

Transaction Overview 4 x $4.9 million in cash x 35,000 shares of Class A common stock x Class Z warrants exercisable into 50,000 shares of Class A common stock at $12 per share x Screen Media has no debt x Screen Media content library appraised value at $25 million

Strategic & Financial Benefits 5 x Popcornflix provides platform foundation to significantly accelerate direct - to - consumer online video business x Screen Media distribution capabilities increase revenue and profitability of our TV series x Existing sales team enhances ad sales of Popcornflix content x Extensive library provides critical mass of content for both businesses x Acquisition price of 1x EBITDA: 2017 Estimated Revenue $12 million and EBITDA $5 million